Exhibit 99.11

LETTER OF TRANSMITTAL

to Tender Ordinary Shares

of

EATON CORPORATION PLC

for the Offer to Redeem Outstanding Ordinary Shares of Eaton Corporation plc

In Exchange for the Issuance of Shares of Common Stock

of

MOBILITY (USA) CORPORATION

Pursuant to the Prospectus dated [  ], 2027

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., NEW YORK CITY TIME, ON [  ], 2027, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE EXCHANGE OFFER IS EXTENDED, THE DATE UNTIL

WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE

“EXPIRATION DATE.” EATON ORDINARY SHARES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER OR AFTER [  ], 2027 (I.E., AFTER THE EXPIRATION OF 40 BUSINESS DAYS FROM THE COMMENCEMENT OF THE EXCHANGE OFFER), IF EATON DOES NOT ACCEPT

YOUR EATON ORDINARY SHARES PURSUANT TO THE EXCHANGE OFFER BY [  ],

NEW YORK CITY TIME, ON SUCH DATE.

The Distribution Exchange Agent for the Exchange Offer is:

Broadridge Corporate Issuer Solutions, LLC

***By Mail: By 5:00 p.m. New York City time on Expiration Date Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0718	***By Hand or Overnight Courier: By 5:00 p.m. New York City time on the Expiration Date Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Delivery of this Letter of Transmittal other than as set forth above will not constitute a valid delivery to the Distribution Exchange Agent. You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the enclosed Internal Revenue Service (“IRS”) Form W-9 or the appropriate IRS Form W-8, as applicable.

The instructions contained within this Letter of Transmittal and the enclosed Exchange and Transmittal Information Booklet should be read carefully before this Letter of Transmittal is completed. Time is critical. Please complete and return this Letter of Transmittal promptly in accordance with the enclosed instructions. For additional information regarding this Letter of Transmittal, please see the enclosed Exchange and Transmittal Information Booklet. By executing and delivering this Letter of Transmittal you are agreeing to terms and conditions of the Exchange Offer as set forth in the Prospectus and the Exchange and Transmittal Information Booklet.

DESCRIPTION OF EATON ORDINARY SHARES TENDERED
Account Registration (Please Fill in, if blank) Please make any address corrections below	Share Certificate(s) and Eaton Ordinary Share(s) Tendered (Please attach additional signed list, if necessary)
☐ indicates permanent address change	Certificate Number(s) and/or indicate Book- Entry or DRS shares	Total Number of Eaton Ordinary Shares Represented by Certificate(s)	Number of Eaton Ordinary Shares Tendered (1,2)

Total Eaton Ordinary Shares Tendered

(1)

If Eaton Ordinary Shares are held in Book-Entry or DRS form, you must indicate the number of Eaton Ordinary Shares you are tendering. Otherwise, all Eaton Ordinary Shares represented by Book-Entry and DRS delivered to the Distribution Exchange Agent will be deemed to have been tendered. By signing and submitting this Letter of Transmittal you warrant that these Eaton Ordinary Shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.

(2)	Unless otherwise indicated, all Eaton Ordinary Shares represented by share certificates delivered to the Distribution Exchange Agent will be deemed to have been tendered. See Instruction 5.
☐	Check here if Eaton Ordinary Shares certificates have been lost, stolen, destroyed or mutilated. See Instruction 11.
☐

Odd-Lot Shares: Check here if you are a beneficial holder of fewer than 100 Eaton Ordinary Shares (“odd lots”) (other than Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans) and are tendering all of your Eaton Ordinary Shares.

The names and addresses of the registered holders of the Eaton Ordinary Shares tendered hereby should be printed, if not already printed above, exactly as they appear on the share certificates tendered hereby.

This Letter of Transmittal is to be used by shareholders if certificates for Eaton Ordinary Shares are to be forwarded herewith or if Eaton Ordinary Shares are held in book-entry form via the Direct Registration System, which we refer to as DRS, on the books of Eaton’s transfer agent, Broadridge Corporate Issuer Solutions, LLC. Broadridge Corporate Issuer Solutions, LLC is also serving as the Distribution Exchange Agent for the Exchange Offer. If you are delivering your Eaton Ordinary Shares by book-entry transfer to an account maintained by the Distribution Exchange Agent at the Depository Trust Company, you must use an agent’s message. See Instruction 2.

Holders of Eaton Ordinary Shares whose share certificates for such Eaton Ordinary Shares are not immediately available, or who cannot complete the procedure for book-entry transfer on a timely basis, or who cannot deliver all other required documents to the Distribution Exchange Agent prior to [  ], New York City time, on the Expiration Date, and that wish to tender their Eaton Ordinary Shares into the Exchange Offer must tender their Eaton Ordinary Shares according to the guaranteed delivery procedures set forth in “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus. See Instruction 3.

IMPORTANT SHAREHOLDER: SIGN HERE (Please Complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable)
Name(s)
(Signature(s) of Owner(s))
Capacity (Full Title)
(See Instructions)
Address

(Include Zip Code)

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on Eaton Ordinary Share certificate(s) or on a security position listing or by the person(s) authorized to become registered shareholder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 6.)

GUARANTEE OF SIGNATURE(S)

(If required-See Instructions 1 and 6)

APPLY MEDALLION GUARANTEE STAMP BELOW

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 6 and 7)

To be completed ONLY if the shares of SpinCo common stock (and cash in lieu of fractional shares) and/or, if applicable, any Eaton Ordinary Shares that are not accepted for exchange in the Exchange Offer, is/are to be issued in the name of someone other than the undersigned.

Issue To:

Name
(Please Print)

Address

(Recipient must complete the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable)

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the shares of SpinCo common stock (and cash in lieu of fractional shares) and/or, if applicable, any Eaton Ordinary Shares that are not accepted for exchange in the Exchange Offer, is/are to be sent to someone other than the undersigned or to the undersigned at an address other than that shown under “Description of Eaton Ordinary Shares Tendered.”

Mail To:

Name
(Please Print)

Address

(Include Zip Code)

PLEASE READ THE INSTRUCTIONS SET FORTH

IN THIS LETTER OF TRANSMITTAL CAREFULLY

Ladies and Gentlemen:

Reference is made to the prospectus, dated [  ], 2027 (as amended from time to time, the “Prospectus”) and this Letter of Transmittal, which, together with any amendments or supplements thereto or hereto, constitute the offer (the “Exchange Offer”) by Eaton Corporation plc, an Irish public limited company (“Eaton”), to redeem all or a portion of the outstanding Ordinary Shares, par value $0.01 per share, of Eaton (“Eaton Ordinary Shares”) that are validly tendered prior to the expiration of this Exchange Offer and not properly withdrawn, in exchange for the issuance of shares of common stock, par value $0.01 per share (“SpinCo common stock”), of Mobility (USA) Corporation, a Delaware corporation (“SpinCo”), upon the terms and subject to the conditions set forth herein and in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given to them in the Prospectus.

As described in greater detail in the Prospectus, if the Exchange Offer is undertaken and consummated but the Exchange Offer is not fully subscribed because less than all shares of SpinCo common stock intended to be issued as part of the Exchange Offer are exchanged, Eaton will cause SpinCo to issue the remaining shares of SpinCo common stock on a pro rata basis to holders of Eaton Ordinary Shares, whose Eaton Ordinary Shares remain outstanding after consummation of the Exchange Offer (the “Clean-Up Spin-Off”), based on the relative number of Eaton Ordinary Shares held by such holders, excluding those Eaton Ordinary Shares that have been validly tendered and accepted for exchange. Any holder of Eaton Ordinary Shares who validly tenders (and does not properly withdraw) Eaton Ordinary Shares that are accepted for exchange for shares of SpinCo common stock in the Exchange Offer will waive (and will cause any nominee of the holder to waive) its rights only with respect to such validly tendered Eaton Ordinary Shares (but not with respect to any other shares that are not validly tendered or that are validly tendered and properly withdrawn) to receive, and forfeit any rights to, shares of SpinCo common stock to be distributed on a pro rata basis to holders of Eaton Ordinary Shares in any Clean-Up Spin-Off following consummation of the Exchange Offer.

As described in greater detail in the Prospectus, immediately following consummation of the Exchange Offer and, if necessary, the Clean-Up Spin-Off, 100% of the SpinCo common stock held by Eaton will be canceled and extinguished, Atlas Mobility Sub, Inc., a Delaware corporation and wholly owned subsidiary of SpinCo (“Merger Sub”), will be merged with and into Dana Incorporated, a Delaware corporation (“Dana”) (such merger, the “Merger”), with Dana surviving the Merger as a direct wholly owned subsidiary of SpinCo and each outstanding share of Dana common stock, par value $0.01 per share (“Dana common stock”) being converted into the right to receive a number of fully paid and nonassessable shares of SpinCo common stock and, immediately following the Merger as part of the same overall transaction, Dana will merge with and into a Delaware limited liability company that currently is, or prior to the Effective Time will be formed as, a direct wholly owned subsidiary of SpinCo (“Second Merger Sub”), with Second Merger Sub surviving as a direct wholly owned subsidiary of SpinCo (the “Second Merger” and, together with the Merger, the “Mergers”). The Exchange Offer and related withdrawal rights will expire at one minute after 11:59 p.m., New York City time, on [  ], 2027, unless extended or terminated in accordance with applicable law and the terms of this Exchange Offer. In addition, Eaton Ordinary Shares tendered pursuant to the Exchange Offer may be withdrawn after [  ], 2027 (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if Eaton does not accept your Eaton Ordinary Shares pursuant to the Exchange Offer by such date.

Upon the terms and subject to the conditions of the Exchange Offer, by executing this Letter of Transmittal, the undersigned hereby irrevocably appoints Eaton’s designees as attorney(s)-in-fact and proxies of the undersigned, with full power of substitution, to the full extent of the rights of the undersigned with respect to his, her or its Eaton Ordinary Shares tendered and accepted for exchange by Eaton in the Exchange Offer and with respect to any and all other Eaton Ordinary Shares and other securities issued or issuable in respect of the Eaton Ordinary Shares tendered and accepted for exchange by Eaton in the Exchange Offer on or after the expiration of the Exchange Offer. That appointment will be effective when and only to the extent that Eaton deposits with the Distribution Exchange Agent the shares of SpinCo common stock exchangeable for the Eaton Ordinary Shares tendered by the undersigned. All such powers of attorney and proxies shall be considered coupled with an interest in the tendered Eaton Ordinary Shares and therefore shall not be revocable. This power of attorney and proxy are granted in consideration for the acceptance for exchange of such Eaton Ordinary Shares for shares of Spinco common stock in accordance with the terms of the Exchange Offer. The undersigned’s tender of Eaton Ordinary Shares and Eaton’s acceptance of such Eaton Ordinary Share signed in the Exchange Offer shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned, and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect to such tendered Eaton Ordinary Shares (and, if given, will not be deemed effective).

Eaton’s designees will, with respect to the Eaton Ordinary Shares for which the appointment is effective, be empowered, among other things, to exercise all of the voting and other rights of the undersigned as they, in their sole discretion, deem proper. Eaton reserves the right to require that, in order for Eaton Ordinary Shares to be deemed validly tendered, immediately upon Eaton’s acceptance for exchange of those Eaton Ordinary Shares, Eaton must be able to exercise full voting rights with respect to such Eaton Ordinary Shares.

In connection with the Exchange Offer and the tender of Eaton Ordinary Shares by the undersigned, the undersigned hereby represents and warrants that: (i) the undersigned has full power and authority to tender, sell, assign and transfer the Eaton Ordinary Shares tendered hereby; (ii) when the Eaton Ordinary Shares tendered hereby are accepted by Eaton in the Exchange Offer, Eaton will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims; (iii) (a) the undersigned has a net long position equal to or greater than the amount of (1) the Eaton Ordinary Shares tendered by the undersigned or (2) other securities immediately convertible into or exchangeable or exercisable for the Eaton Ordinary Shares tendered by the undersigned and securities the undersigned will acquire for tender by conversion, exchange or exercise and (b) the undersigned will cause the Eaton Ordinary Shares tendered hereby to be delivered in accordance with the terms of the Prospectus; (iv) the participation of the undersigned in the Exchange Offer and tender of the Eaton Ordinary Shares in connection therewith complies with Rule 14e-4 and the applicable laws of both the jurisdiction where the undersigned received the materials relating to the Exchange Offer and the jurisdiction from which such tender is being made; and (v) the undersigned acknowledges that Eaton has advised the undersigned that Eaton has not taken any action under the laws of any country outside the United States to facilitate a public offer to exchange Eaton Ordinary Shares or SpinCo common stock in that country; that there may be restrictions that apply in countries besides the United States, including with respect to transactions in Eaton Ordinary Shares or SpinCo common stock; that the ability of the undersigned to tender Eaton Ordinary Shares in the Exchange Offer will depend on whether there is an exemption available under the laws of the home country of the undersigned that would permit the undersigned to participate in the Exchange Offer without the need for Eaton or SpinCo to take any action to facilitate a public offering in that country or otherwise; that Eaton will rely on the representation of the undersigned that the participation of the undersigned in the Exchange Offer is made pursuant to and in compliance with the applicable laws in the jurisdiction in which the undersigned is a resident or from which the undersigned is tendering the Eaton Ordinary Shares and in a manner that will not require Eaton or SpinCo to take any action to facilitate a public offering in that country or otherwise; and that Eaton will rely on the representations of the undersigned concerning the legality of the participation of the undersigned in the Exchange Offer in determining to accept the Eaton Ordinary Shares that the undersigned is tendering for exchange.

European Economic Area (“EEA”) persons further represent and warrant that they acknowledge that the Exchange Offer is not available in any member state of the EEA (each, an “EEA Member State”) or addressed to any persons in any EEA Member State except to persons who are “qualified investors” as defined in Article 2(e) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, as amended. By signing and returning this Letter of Transmittal, if the undersigned is in any EEA Member State, the undersigned represents, warrants and agrees that the undersigned is a “qualified investor” as so defined. Letters of Transmittal from persons whose addresses are in any EEA Member State who do not appear to be “qualified investors” may be rejected.

The undersigned hereby acknowledges that Eaton is authorized under Article 5(b)(iv) of its Articles of Association to effect acquisitions of Eaton Ordinary Shares as redemptions and any acquisitions of Eaton Ordinary Shares pursuant to the Exchange Offer will be effected by redemption. The undersigned acknowledges that the proper tendering or deemed tendering of Eaton Ordinary Shares pursuant to the Exchange Offer shall constitute an agreement, transaction, or trade with Eaton within the meaning of Article 5(b)(iv) of Eaton’s Articles of Association and such Eaton Ordinary Shares shall be deemed to be Redeemable Shares within the meaning of Eaton’s Articles of Association.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Distribution Exchange Agent or Eaton to be necessary or desirable to complete the sale, assignment and transfer of the Eaton Ordinary Shares tendered hereby.

All authority that the undersigned has conferred or agreed to confer in this Letter of Transmittal and all of the obligations of the undersigned hereunder shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of the undersigned, and shall survive and not be affected by the death or incapacity of the undersigned.

By executing this Letter of Transmittal, I understand and agree that, among other matters described in the Prospectus and the Exchange and Transmittal Information Booklet:

With respect to withdrawal, acceptance, exchange and delivery:

(i) I can withdraw my tender only in accordance with the procedures described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Withdrawal Rights” and in Instruction 13;

(ii) once Eaton accepts any of the Eaton Ordinary Shares that I have tendered, my tender is irrevocable, and I will be (a) deemed to have accepted the shares of SpinCo common stock exchanged for such shares and to have relinquished all rights with respect to the tendered and accepted Eaton Ordinary Shares; and (b) entitled to receive shares of SpinCo common stock, which will be held by the Distribution Exchange Agent as agent on my behalf in book-entry form in a direct registered account in my name;

(iii) the number of shares of SpinCo common stock I may receive in the Exchange Offer is based on the calculated per-share values determined by reference to the simple arithmetic average of the daily volume-weighted average prices for Eaton Ordinary Shares and Dana common stock on the New York Stock Exchange (the “NYSE”) during the last three full trading days ending on and including the second full trading day preceding the expiration date of the Exchange Offer, as it may be voluntarily extended, as described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Pricing Mechanism;”

(iv) the number of shares of SpinCo common stock I may receive for each Eaton Ordinary Share accepted in the Exchange Offer is subject to an upper limit, as described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Upper Limit;”

(v) Eaton will announce no later than 11:59 p.m., New York City time, on the second full trading day (currently expected to be [   ], 2027) prior to the expiration date of the Exchange Offer (currently expected to be [   ], 2027), unless the Exchange Offer is extended or terminated, whether the upper limit has been reached, providing each holder of Eaton Ordinary Shares with two full business days after knowing the final exchange ratio and whether the upper limit has been reached during which to decide whether to tender or withdraw their Eaton Ordinary Shares in the Exchange Offer; any changes in the prices of Eaton Ordinary Shares or Dana common stock on those additional days of the Exchange Offer period will not, however, affect the final exchange ratio;

(vi) if the Exchange Offer is oversubscribed (i.e., if the number of Eaton Ordinary Shares validly tendered would result in more than the maximum number of shares of SpinCo common stock being exchanged), then the Eaton Ordinary Shares validly tendered and not properly withdrawn will generally be subject to proration, as described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Proration; Tenders for Exchange by Holders of Fewer than 100 Eaton Ordinary Shares;”

(vii) the Distribution Exchange Agent will cause to be credited, in book-entry form to a direct registered account in my name, the shares of SpinCo common stock to which I am entitled in the name(s) of the registered holder(s) shown on the Letter of Transmittal (or, in the case of Eaton Ordinary Shares delivered through The Depository Trust Company, to the account of The Depository Trust Company so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders) as soon as practicable after acceptance of Eaton Ordinary Shares in the Exchange Offer and determination of the final proration factor, if any;

(viii) no fractional shares of SpinCo common stock will be issued in connection with the Exchange Offer, and tendering shareholders will only be entitled to receive cash in lieu of any fractional SpinCo share (without interest), as described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Fractional Shares;”

(ix) the Distribution Exchange Agent will hold shares of SpinCo common stock as agent for the holders of Eaton Ordinary Shares who validly tendered and did not properly withdraw their Eaton Ordinary Shares in the Exchange Offer or are entitled to receive shares in the Clean-Up Spin-Off, if any. Following consummation of the Exchange Offer and any Clean-Up Spin-Off, 100% of the SpinCo common stock held by Eaton will be canceled and extinguished;

(x) I hereby waive any rights to receive, and forfeit any rights to, shares of SpinCo common stock delivered in the Clean-Up Spin-Off, if any, with respect to those Eaton Ordinary Shares that I have tendered and which are accepted by Eaton in the Exchange Offer;

With respect to the return of any Eaton Ordinary Shares not properly tendered or not accepted for exchange due to termination:

(xi) subject to certain conditions to the Exchange Offer that are contained in the Prospectus under “Exchange Offer—Conditions to Consummation of This Exchange Offer,” some of which Eaton has the right to waive under certain circumstances, Eaton is not required to accept for exchange any of the Eaton Ordinary Shares that I have tendered;

(xii) if Eaton Ordinary Shares are delivered and not accepted, including due to proration or a partial tender, (i) certificates representing any Eaton Ordinary Shares delivered in certificated form will be returned to me without expense, (ii) DRS Eaton Ordinary Shares that were delivered will remain in book-entry form in my name registered directly in Eaton’s share register and (iii) Eaton Ordinary Shares held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form. If I properly withdraw my Eaton Ordinary Shares or the Exchange Offer is not completed, (i) DRS Eaton Ordinary Shares that were delivered will remain in book-entry form in my name registered directly in Eaton’s share register and (ii) Eaton Ordinary Shares held through The Depository Trust Company will be credited back through The Depository Trust Company in book-entry form;

(xiii) if any of my tendered Eaton Ordinary Shares are not accepted for exchange by Eaton because the Exchange Offer was terminated in accordance with the terms and conditions of the Exchange Offer, then as soon as practicable after the termination of the Exchange Offer, the Distribution Exchange Agent will cause all DRS Eaton Ordinary Shares to remain in book-entry form in my name registered directly in Eaton’s share register (or, in the case of Eaton Ordinary Shares tendered through The Depository Trust Company, to be credited to the account of The Depository Trust Company, so that The Depository Trust Company can credit the relevant The Depository Trust Company participant and such participant can credit its respective account holders);

With respect to delivery of shares of SpinCo common stock or cash in lieu of fractional shares of SpinCo common stock to persons other than me:

(xiv) if I properly comply with the appropriate instructions hereto, including the Special Payment Instructions and/or Special Delivery Instructions, and provide all necessary and proper documentary evidence, such as a power of attorney, the person designated in the Special Payment Instructions or Special Delivery Instructions will receive the shares of SpinCo common stock to which I am entitled in exchange for my tendered and accepted Eaton Ordinary Shares in the Exchange Offer and, if applicable, any Eaton Ordinary Shares that are not accepted for exchange in the Exchange Offer; provided that Eaton has no obligation pursuant to such instructions to transfer any Eaton Ordinary Shares from the name of the registered holder(s) thereof if Eaton does not accept any such Eaton Ordinary Shares for exchange;

(xv) if I complete the appropriate instructions under Instruction 7 and such section is properly complied with, any checks for cash in lieu of fractional shares of SpinCo common stock to which I am entitled will be mailed and issued, in the name(s) and to the address so indicated;

With respect to matters relating to my tender generally:

(xvi) the delivery and surrender of the shares (including Eaton Ordinary Shares tendered herewith) that I have tendered is not effective until the Distribution Exchange Agent receives a duly completed and signed Letter of Transmittal for Eaton Ordinary Shares, properly completed and duly executed (including any signature guarantees that may be required), or, in the case of Eaton Ordinary Shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message (as defined in Instruction 2), in either case together with all accompanying evidences of authority in form satisfactory to Eaton and any other required documents;

(xvii) no tender of Eaton Ordinary Shares is valid until all defects and irregularities in such tenders have been cured or waived;

(xviii) none of Eaton, SpinCo, the Distribution Exchange Agent, the information agent for the Exchange Offer, Georgeson (the “information agent”) or any other person, nor any of their directors or officers, is under any duty to give notification of any defects or irregularities in the tender of any Eaton Ordinary Shares or will incur any liability for failure to give any such notification;

(xix) a tender of Eaton Ordinary Shares made pursuant to any method of delivery as described in the Prospectus, together with Eaton’s acceptance for exchange of such Eaton Ordinary Shares pursuant to the procedures described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering” and in the Instructions hereto, will constitute a binding agreement between us upon the terms and subject to the conditions of the Exchange Offer; and

(xx) Eaton will determine questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eaton Ordinary Shares, in Eaton’s sole discretion, and its determination will be final and binding (notwithstanding the foregoing, Eaton shareholders may challenge any such determination in a court of competent jurisdiction).

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1. Signature Guarantees. No signature guarantee is required on this Letter of Transmittal if this Letter of Transmittal is signed by the registered holder(s) of shares tendered herewith, unless such registered holder(s) has completed the box entitled “Special Payment Instructions” on this Letter of Transmittal. See Instruction 7.

2. Requirements of Tender. This Letter of Transmittal is to be completed by shareholder if certificates are to be forwarded herewith or Eaton Ordinary Shares are held in book-entry form. Share certificates evidencing tendered Eaton Ordinary Shares, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Distribution Exchange Agent at one of its addresses set forth herein prior to the Expiration Date. Shareholders whose share certificates are not immediately available or who cannot deliver all other required documents to the Distribution Exchange Agent prior to the Expiration Date, may tender their Eaton Ordinary Shares by properly completing and duly executing a notice of guaranteed delivery pursuant to the guaranteed delivery procedure set forth in “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering” in the Prospectus. Pursuant to such procedure: (i) such tender must be made by or through a U.S. eligible institution; (ii) a properly completed and duly executed notice of guaranteed delivery must be received by the Distribution Exchange Agent prior to the Expiration Date; and (iii) the share certificates evidencing all tendered Eaton Ordinary Shares, in proper form for transfer, in each case together with this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Distribution Exchange Agent no later than 5:00 p.m., New York City time, on the second NYSE trading day after the date of execution of such notice of guaranteed delivery. If share certificates are forwarded separately to the Distribution Exchange Agent, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

By signing and submitting this Letter of Transmittal you warrant that these Eaton Ordinary Shares will not be sold, including through limit order request, unless properly withdrawn from the Exchange Offer.

The method of delivery of this Letter of Transmittal, share certificates and all other required documents is at the option and the risk of the tendering shareholder and the delivery will be deemed made only when actually received by the Distribution Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

LETTERS OF TRANSMITTAL MUST BE RECEIVED IN THE OFFICE OF THE DISTRIBUTION EXCHANGE AGENT BY [  ], NEW YORK CITY TIME, ON THE EXPIRATION DATE OF THE EXCHANGE OFFER.

No alternative, conditional or contingent tenders will be accepted and no fractional shares will be exchanged. All tendering shareholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance of their Eaton Ordinary Shares for payment.

All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of Eaton Ordinary Shares will be determined by Eaton in its sole discretion, and that determination shall be final and binding. Eaton may delegate such power in whole or in part to the Distribution Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but Eaton reserves the right to waive any irregularities or defects in the tender of any Eaton Ordinary Shares.

If you hold Eaton Ordinary Shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use this Letter of Transmittal to direct the tender of your Eaton Ordinary Shares, but instead should follow the instructions sent to you by that institution. If that institution holds Eaton Ordinary Shares through The Depository Trust Company, it must ensure that the Distribution Exchange Agent receives an agent’s message from The Depository Trust Company confirming the book-entry transfer of your Eaton Ordinary Shares. The term “agent’s message” means a message, transmitted by The Depository Trust Company to, and received by, the Distribution Exchange Agent which states that The Depository Trust Company has received an express acknowledgment from the participant in The Depository Trust Company tendering the Eaton Ordinary Shares that are the subject of the accompanying agent’s message that (i) such participant has received and agrees to be bound by the terms of this Letter of Transmittal and (ii) Eaton may enforce such agreement against the participant.

3. Notice of Guaranteed Delivery. Shareholders who cannot comply with the procedures for book-entry transfer on a timely basis, or who cannot deliver Eaton Ordinary Shares or other required documents to the Distribution Exchange Agent on or before the Expiration Date, may still tender their Eaton Ordinary Shares so long as all of the following conditions are satisfied:

•	you must make your tender by or through a U.S. eligible institution;

•

before the expiration of this Exchange Offer, the Distribution Exchange Agent must receive a properly completed and duly executed notice of guaranteed delivery, substantially in the form made available by Eaton, in the manner provided below; and

•

no later than 5:00 p.m. on the second NYSE trading day after the date of execution of such notice of guaranteed delivery, the Distribution Exchange Agent must receive: (i) (A) certificates representing all physically tendered Eaton Ordinary Shares and (B) in the case of Eaton Ordinary Shares delivered by book-entry transfer through The Depository Trust Company, confirmation of a book-entry transfer of those Eaton Ordinary Shares in the Distribution Exchange Agent’s account at The Depository Trust Company, (ii) this Letter of Transmittal for Eaton Ordinary Shares, properly completed and duly executed (including signature guarantees that may be required) or, in the case of Eaton Ordinary Shares delivered by book-entry transfer through The Depository Trust Company, an agent’s message and (iii) any other required documents.

Registered shareholders may transmit the notice of guaranteed delivery by mail to the Distribution Exchange Agent. If you hold Eaton Ordinary Shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any notice of guaranteed delivery on your behalf, which must be guaranteed by a U.S. eligible institution in the form set forth in the notice of guaranteed delivery.

4. Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Eaton Ordinary Shares and any other required information should be listed on a separate signed schedule attached hereto.

5. Partial Tenders. If fewer than all of the Eaton Ordinary Shares evidenced by any certificate, book-entry and/or DRS are to be tendered, fill in the number of Eaton Ordinary Shares that are to be tendered in the column entitled “Number of Eaton Ordinary Shares Tendered” in the box entitled “Description of Eaton Ordinary Shares Tendered” above. In that case, if any tendered Eaton Ordinary Shares are exchanged, a Direct Registration Book Entry Statement for the remainder of the Eaton Ordinary Shares (including any Eaton Ordinary Shares not exchanged) evidenced by the old certificate(s) will be issued and sent to the registered holder(s) promptly after the expiration date. Unless otherwise indicated, all Eaton Ordinary Shares represented by the certificate(s), book-entry and/or DRS set forth above and delivered to the Distribution Exchange Agent will be deemed to have been tendered. In each case, Eaton Ordinary Shares will be returned or credited without expense to the shareholder.

6. Signatures on Letter of Transmittal, Share Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Eaton Ordinary Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Eaton Ordinary Shares tendered hereby are held of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

If any of the tendered Eaton Ordinary Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

If this Letter of Transmittal or any certificates or share powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Eaton of the authority of such person so to act must be submitted, in addition to obtaining a medallion guarantee stamp. If this Letter of Transmittal is signed by the registered holder(s) of the Eaton Ordinary Shares listed and transmitted hereby, no endorsements of certificates or separate share powers are required unless payment is to be made or certificates for Eaton Ordinary Shares not tendered or not accepted for payment are to be issued in the name of a person other than the registered holder(s). Signatures on any such share certificates or share powers must be guaranteed by a U.S. eligible institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed and transmitted hereby, the certificate(s) must be endorsed or accompanied by appropriate share powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the certificate(s). Signature(s) on any such share certificates or share powers must be guaranteed by a U.S. eligible institution.

7. Special Payment. If a check is to be issued in the name of a person other than the signer of this Letter of Transmittal the appropriate boxes on this Letter of Transmittal must be completed.

8. IRS Form W-9. A tendering stockholder who is a “United States person” for U.S. federal income tax purposes (a “U.S. Shareholder”) is required to provide the Distribution Exchange Agent with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9. The purpose for this form is explained below under “Important Tax Information.” The U.S. shareholder must, under penalties of perjury, certify that such number is correct and that such shareholder is not subject to backup withholding of U.S. federal income tax or, alternatively, to establish another basis for exemption from backup withholding. Failure to provide the information requested on the IRS Form W-9 may subject the tendering U.S. shareholder to a $50 penalty imposed by the IRS and to U.S. federal income tax backup withholding at the applicable U.S. federal withholding rate (currently at a rate of 24%) of any reportable payments made to the shareholder or other payee.

Certain shareholders (including, for example, corporations, financial institutions, tax-exempt entities, IRA plans and shareholders who are not U.S. shareholders (“non-U.S. shareholders”) are not subject to backup withholding. Non-U.S. shareholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Distribution Exchange Agent or at the IRS website at www.irs.gov, in order to avoid backup withholding. See the instructions to the applicable IRS Form W-8 for additional information. We cannot accept a facsimile, photocopy or scanned image of an IRS Form W-8BEN.

9. Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Prospectus, this Letter of Transmittal, the notice of guaranteed delivery, the notice of withdrawal, and the IRS Form W-8 and Form W-9 may be directed to the information agent at the addresses and phone numbers set forth below, or from brokers, dealers, commercial banks or trust companies.

10. Waiver of Conditions. The Exchange Offer is subject to various conditions described in the Prospectus under “Exchange Offer—Conditions to Consummation of This Exchange Offer” that must be satisfied or waived. Eaton reserves the right, in its sole discretion, to waive, at any time or from time to time, any of the conditions of the Exchange Offer specified in the Prospectus, in whole or in part, in the case of any Eaton Ordinary Shares tendered.

11. Lost, Destroyed or Stolen Certificates. If any certificate representing Eaton Ordinary Shares has been lost, stolen, destroyed or mutilated, the shareholder should promptly notify Broadridge Corporate Issuer Solutions, LLC. in its capacity as transfer agent for the Eaton Ordinary Shares (toll-free telephone number: 1-888-597-8625). The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated certificates have been followed.

12. Procedures. To properly complete the “Description of Eaton Ordinary Shares Tendered” box your name and address must be set forth in the column under the heading “Account Registration” and either (i) the number of each share certificate that you are surrendering with this document must be written in the column under the heading “Certificate Number(s)” or (ii) if you are using the guaranteed delivery procedures set forth in “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” of the Prospectus, the number of Eaton Ordinary Shares represented by your share certificates to be delivered pursuant to such procedures must be written in the column under the heading “Total Number of Shares Represented by Certificate(s).” Beneficial holders (other than for Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans) of fewer than 100 Eaton Ordinary Shares (“odd lots”) who validly tender all of their Eaton Ordinary Shares will not be subject to proration. To elect this preference, you must complete the section entitled “Odd-Lot Shares” in the box entitled “Description of Eaton Ordinary Shares Tendered” above. If, however, you hold fewer than 100 Eaton Ordinary Shares, but do not tender all of your Eaton Ordinary Shares, you will be subject to proration to the same extent as holders of more than 100 Eaton Ordinary Shares if the Exchange Offer is oversubscribed. Beneficial holders of 100 or more Eaton Ordinary Shares are not eligible for this preference and will be subject to proration. In addition, Eaton Ordinary Shares held under the Eaton 401(k) Savings Plans will be subject to proration.

13. Withdrawal. You may withdraw your previously tendered Eaton Ordinary Shares at any time before 11:59 p.m., New York City time, on the Expiration Date and, unless Eaton has previously accepted them pursuant to the Exchange Offer, such Eaton Ordinary Shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Eaton accepts Eaton Ordinary Shares pursuant to the Exchange Offer, any tendering Eaton shareholders’ tender is irrevocable. In order to withdraw your Eaton Ordinary Shares, you must provide a written notice of withdrawal to the Distribution Exchange Agent at one of its addresses set forth on the back cover of the Prospectus, before [  ], New York City time, on the Expiration Date. That notice must include your name and the number of Eaton Ordinary Shares to be withdrawn. Eaton has provided to registered holders a form of notice of withdrawal, which you may use to withdraw your Eaton Ordinary Shares. You may obtain additional forms of notices of withdrawal from the information agent.

If Eaton Ordinary Shares have been tendered pursuant to the procedures for book-entry tender through The Depository Trust Company, any notice of withdrawal must comply with The Depository Trust Company’s procedures.

If you hold your Eaton Ordinary Shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide a written notice of withdrawal to the Distribution Exchange Agent on your behalf before [  ], New York City time, on the Expiration Date. If you hold your Eaton Ordinary Shares through such an institution, that institution must deliver the notice of withdrawal with respect to any Eaton Ordinary Shares you wish to withdraw. In such a case, as a beneficial owner and not a registered shareholder, you will not be able to provide a notice of withdrawal for such Eaton Ordinary Shares directly to the Distribution Exchange Agent. Any Eaton Ordinary Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer. However, you may re-tender withdrawn Eaton Ordinary Shares by following one of the procedures described in the Prospectus under “Exchange Offer—Terms of This Exchange Offer—Procedures for Tendering” at any time prior to the expiration of the Exchange Offer. In addition, Eaton Ordinary Shares tendered pursuant to the Exchange Offer may be withdrawn after [  ], 2027 (i.e., after the expiration of 40 business days from the commencement of the Exchange Offer), if Eaton does not accept your Eaton Ordinary Shares pursuant to the Exchange Offer by such date.

Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.

14. 401(k) Plan Participants. Participants in the Eaton stock fund under the Eaton Savings Plan, the Eaton Personal Investment Plan and the Eaton Puerto Rico Retirement Savings Plan (together, the “Eaton 401(k) Savings Plans”) must follow the special instructions that are being sent to them by their applicable plan administrator or other plan fiduciary with respect to their interest in the Eaton 401(k) Savings Plans. Such participants may not use this Letter of Transmittal to direct the tender of any Eaton Ordinary Shares held in the Eaton stock fund of the applicable 401(k) Plan.

We refer participants in the Eaton 401(k) Savings Plans to the separate special instructions being sent to them by their applicable plan administrator or other plan fiduciary with respect to their interest in the Eaton 401(k) Savings Plans for further detail.

15. Irregularities. Eaton reserves the absolute right to reject any and all tenders of Eaton Ordinary Shares that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Eaton also reserves the right to waive any of the conditions of the Exchange Offer or the Mergers that are within the power of Eaton to waive, or any defect or irregularity in the tender of any Eaton Ordinary Shares.

No tender of Eaton Ordinary Shares is valid until all defects and irregularities in tenders of such Eaton Ordinary Shares have been cured or waived. None of Eaton, SpinCo, the Distribution Exchange Agent, the Information Agent or any other person is or will be under any duty to give notice of any defects or irregularities in the tender of Eaton Ordinary Shares and none of them will incur any liability for failure to give any such notice.

Eaton will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Eaton Ordinary Shares and any notice of withdrawal in its sole discretion, and its determinations shall be final and binding. Eaton’s interpretations of the terms and conditions of this Exchange Offer, including this Letter of Transmittal and the instructions contained herein, shall be final and binding.

IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, unless certain requirements are met or an exemption applies, a shareholder that receives cash in lieu of fractional shares of SpinCo common stock pursuant to the Exchange Offer and, to the extent necessary, the Clean-Up Spin-Off, generally will be subject to backup withholding (currently at a rate of 24%). In order to avoid such backup withholding, each shareholder who is a “United States person” for U.S. federal income tax purposes (a “U.S. shareholder”) generally must provide the Distribution Exchange Agent with such shareholder’s correct TIN and certify that such shareholder is not subject to such backup withholding by completing the attached IRS Form W-9, in accordance with the instructions to the IRS Form W-9, or otherwise establish a basis for exemption from backup withholding. If such shareholder is an individual, the TIN is such shareholder’s Social Security Number. If the Distribution Exchange Agent is not provided with a properly completed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding, such shareholder may be subject to a $50 penalty imposed by the IRS and backup withholding based on the applicable tax rate of the reportable amount.

Certain shareholders (for example, corporations and non-U.S. shareholders) are not subject to these backup withholding and reporting requirements. In order for a non-U.S. shareholder to claim nonresident alien (or foreign) tax status and qualify for an exemption from backup withholding, such shareholder must submit an appropriate and properly completed IRS Form W-8, attesting to that shareholder’s foreign status or otherwise establish an exemption from backup withholding. Normally, a foreign individual or corporation will provide an IRS Form W-8BEN. Intermediary entities will provide (i) an IRS Form W-8IMY for the entity and (ii) an IRS Form W-8BEN or IRS Form W-9 for each beneficial owner along with a withholding statement. Such an IRS Form W-8 may be obtained from the Distribution Exchange Agent or from the IRS website at www.irs.gov. Exempt U.S. shareholders, other than foreign individuals (i.e., corporations, etc.) should furnish their TIN, check the “Exempt payee” line and sign, date and return the IRS Form W-9 to the Distribution Exchange Agent.

If backup withholding applies, the Distribution Exchange Agent is required to withhold a percentage of any reportable payments made to the shareholder at the withholding rate. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS when completing a tax return for that applicable year, based on the withholding amount reported on the IRS Form 1099.

Purpose of IRS Form W-9

To prevent backup withholding on reportable payments that are made to a shareholder with respect to Eaton Ordinary Shares exchanged pursuant to the Exchange Offer and, to the extent necessary, the Clean-Up Spin-Off, the shareholder is required to notify the Distribution Exchange Agent of such shareholder’s correct TIN (or the TIN of another payee) by completing the IRS Form W-9 enclosed certifying that the TIN provided is correct.

Questions and requests for assistance may be directed to the information agent at the address and telephone number set forth below. Requests for copies of the Prospectus, this Letter of Transmittal, the notice of guaranteed delivery, the IRS Form W-8 and other tender offer materials may also be directed to the information agent. A shareholder may also contact such shareholders’ broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer. IN ALL CASES, TAX FORMS PREPARED PURSUANT TO THIS LETTER OF TRANSMITTAL SHOULD BE COMPLETED IN ACCORDANCE WITH INSTRUCTIONS FROM THE IRS ATTACHED TO EACH FORM OR AVAILABLE AT WWW.IRS.GOV. PLEASE CONSULT YOUR TAX ADVISOR FOR FURTHER QUESTIONS. FAILURE TO COMPLETE AND RETURN AN IRS FORM W-9 OR APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING.

Payment in lieu of withholding by Exchange Agent

Under Irish tax law, a shareholder who is not exempt from dividend withholding tax (“DWT”) in Ireland on the issuance of SpinCo common stock under the Clean-Up Spin-Off will be subject to DWT in Ireland at the standard rate of income tax (currently 25%).

For shareholders who are not exempt from DWT, 25% of the SpinCo common stock issued to them under the Clean-Up Spin-Off will be withheld and sold in the market to fund the dividend withholding tax liability of Eaton. However, no shares will be withheld from the issuance of SpinCo common stock under the Clean-Up Spin-Off to shareholders who are not exempt from DWT where such shareholders pay an amount equal to the DWT liability to [Eaton/the Distribution Exchange Agent] within [a specified period] prior to the Clean-Up Spin-Off.

The information agent for the Exchange Offer is:

51 W 52nd, 6th Floor, New York, NY 10019

Shareholders, Banks and Brokers Call Toll Free: 877-568-5145